                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           DFA INVESTMENT DIMENSIONS GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                                      PRELIMINARY PROXY MATERIAL

                      DFA INVESTMENT DIMENSIONS GROUP INC.
                               1299 OCEAN AVENUE
                                   11TH FLOOR
                         SANTA MONICA, CALIFORNIA 90401

                            ------------------------

                 NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS OF
                       U.S. 9-10 SMALL COMPANY PORTFOLIO
                                OCTOBER 1, 1997

                            ------------------------

To the Shareholders:

    A Special Meeting of Shareholders of U.S. 9-10 Small Company Portfolio (the "Portfolio") of DFA Investment Dimensions Group Inc. (the "Fund") will be held at the offices of the Portfolio's investment advisor, Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California, 90401 at 8:00 a.m. Pacific Coast time, on November 15, 1997 for the following purposes:

    1. To approve or disapprove changes in certain of the fundamental investment limitations of U.S. 9-10 Small Company Portfolio to permit it to invest all of its assets in an open-end, management investment company having the same investment objective, policies and limitations as the Portfolio.

    2. To approve or disapprove revisions to the Portfolio's fundamental investment limitations.

    Shareholders of record at the close of business on September 25, 1997 are entitled to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          IRENE R. DIAMANT
                                          SECRETARY

October 1, 1997
Santa Monica, California

                                   IMPORTANT

    Whether or not you plan to attend the meeting, please mark your voting instructions on the enclosed proxy and promptly date, sign and return it in the enclosed envelope. No postage is required if mailed in the United States. We ask your cooperation in helping the Fund by mailing your proxy promptly.

                      DFA INVESTMENT DIMENSIONS GROUP INC.
                               1299 OCEAN AVENUE
                                   11TH FLOOR
                         SANTA MONICA, CALIFORNIA 90401

                            ------------------------

              PROXY STATEMENT--SPECIAL MEETING OF SHAREHOLDERS OF
                       U.S. 9-10 SMALL COMPANY PORTFOLIO
                                OCTOBER 1, 1997

                            ------------------------

    The enclosed proxy is solicited by the Board of Directors of DFA Investment Dimensions Group Inc. (the "Fund") in connection with a Special Meeting of Shareholders ("Meeting") of U.S. 9-10 Small Company Portfolio (the "Portfolio") and any adjournment thereof. Proxies will be voted in accordance with the instructions contained thereon. If no instructions are given, proxies that are signed and returned will be voted in favor of the proposals. A shareholder may revoke his or her proxy at any time before it is exercised by delivering a written notice to the Fund expressly revoking such proxy, by executing and forwarding to the Fund a subsequently dated proxy, or by voting in person at the Meeting. This proxy statement and the accompanying form of proxy are being first sent to shareholders on approximately October 1, 1997. In the event a quorum is not present in person or by proxy at the Meeting or, if there are insufficient votes to approve a particular proposal, the persons named as proxies will consider the best interests of the shareholders in deciding whether the Meeting should be adjourned.

    As of the close of business on September 25, 1997, the record date fixed by the Board of Directors for the determination of shareholders of the Portfolio entitled to notice of and to vote at the Meeting ("Record Date"), shares of the Portfolio were outstanding. Each share is entitled to one vote.

    The vote of the holders of a "majority of the outstanding voting securities" of the Portfolio, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), represented at the meeting in person or by proxy, is required for the approval of each Proposal ("1940 Act Majority Vote"). A 1940 Act Majority Vote means the vote of (a) at least 67% of the shares of the Portfolio present in person or by proxy, if more than 50% of the shares of the Portfolio are represented at the meeting, or (b) more than 50% of the outstanding shares of the Portfolio, whichever is less. Under Maryland law, abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Meeting, but will be treated as votes not cast and, therefore, would not be counted for purposes of determining whether the Proposals have been approved. No other business may properly come before the Meeting.

    The cost of solicitation, including preparing and mailing the proxy materials, will be borne by the Portfolio. In addition to solicitations through the mails, the employees of the Fund's investment advisor may solicit proxies by telephone, telegraph and personal interviews. It is not anticipated that any of the foregoing persons will be specially engaged for that purpose. Furthermore, if necessary to obtain the requisite representation of shareholders, an outside solicitation agent may be used. The cost of such additional solicitation, if any, including out-of-pocket disbursements, will be borne by the Portfolio and it is estimated to be no more than $10,000.

                             PRINCIPAL SHAREHOLDERS

    The following shareholders beneficially owned more than 5% of the Portfolio's outstanding shares as of the Record Date:

                                                                NUMBER OF SHARES   PERCENTAGE
                                                                  BENEFICIALLY         OF
NAME AND ADDRESS                                                      OWNED         PORTFOLIO
--------------------------------------------------------------  -----------------  -----------
Charles Schwab & Company, Inc.-REIN*..........................    33,749,771.239       31.36%
101 Montgomery Street
San Francisco, CA 94104

State Farm Insurance Companies................................    10,900,773.998       10.13%
One State Farm Plaza
Bloomington, IL 61710

Pepsico Inc. Master Trust.....................................     8,984,324.108        8.35%
The Northern Trust Company Trustee
P.O. Box 92956
Chicago, IL 60675

National Electric Benefits Fund...............................     7,655,306.215        7.11%
1125 15th Street NW
Washington, DC 20005

------------------------

*   Owner of record only.

    As of the Record Date, the Directors and officers of the Fund, as a group, beneficially owned 1% or less of the Portfolio's outstanding shares. The number of outstanding shares of each Portfolio beneficially owned by the Directors or executive officers of the Fund is set forth below.

                                                                             NUMBER OF SHARES
                                                                               BENEFICIALLY
NAME AND TITLE                                                                     OWNED
---------------------------------------------------------------------------  -----------------
David G. Booth,
  Chairman, Chief Executive Officer and President..........................        3,031.530
Myron S. Scholes,
  Director.................................................................        1,700.887
Rex A. Sinquefield,
  Chairman, Chief Investment Officer.......................................       92,698.647

               PROPOSAL 1: APPROVAL OR DISAPPROVAL OF CHANGES IN
                     THE PORTFOLIO'S INVESTMENT LIMITATIONS

    The Board of Directors of the Fund has approved the adoption of certain changes in the Portfolio's investment limitations to permit the Portfolio to invest all of its investable assets ("Assets") in shares of the U.S. 9-10 Small Company Series (the "Series") of The DFA Investment Trust Company (the "Trust"), an open-end, management investment company registered under the Investment Company Act of 1940 (the "1940 Act"). The Series has the same investment objective, policies and limitations as the Portfolio. The proposed changes to the investment limitations of the Portfolio are subject to approval of the Portfolio's shareholders. Specifically, if Proposal No. 1 is approved, the Portfolio intends to invest all of its Assets in the Series.

    The same persons who serve as Directors and officers of the Fund also serve the Trust in identical capacities. The mailing address and telephone number of the Trust are the same as that of the Fund.

Dimensional Fund Advisors Inc. ("DFA"), the current investment advisor to the Portfolio, is the investment advisor to the Series.

PROPOSED CHANGES TO INVESTMENT LIMITATIONS

    Certain investment limitations of the Portfolio would prohibit it from investing its Assets in the Series. For example, one of these limitations currently provides that the Portfolio may not invest in other investment companies. As described below, it is proposed that these limitations be eliminated or revised to exclude from their scope an investment in an open-end, management investment company or a series thereof with the same objectives, policies and limitations as the Portfolio. (See "Specific Changes" below.)

    If the proposed changes in the investment limitations are approved by the Portfolio's shareholders, the Board of Directors of the Fund intends to invest the Assets of the Portfolio in the Series on a continuing basis. The Portfolio will transfer its Assets to the Series in exchange for shares of beneficial interest in the Series having the same dollar value as the Assets transferred. The Series will be managed in the same manner as the Portfolio is currently managed. DFA, the current investment advisor of the Portfolio, is the investment advisor of the Series. Accordingly, by investing in the Series, the Portfolio intends to continue to pursue its present investment objective in substantially the same manner as it does currently, except that it would pursue that objective through its investment in the Series rather than through direct investments in the stocks of small companies. The Series intends to invest its monies in the same types of securities, subject to the same policies and limitations, and under the same management as the Portfolio. Inasmuch as the Assets of the Portfolio would be directly invested in a portfolio of similar securities, the Directors of the Fund believe there are no material risks of investing in the Series that are different from those to which shareholders of the Portfolio are currently subject.

    The Portfolio may redeem all or a portion of its investment in the Series at any time at the net asset value thereof if the Board of Directors of the Fund determines that it is in the best interests of the shareholders of the Portfolio to do so. In such circumstances, the Board of Directors of the Fund would consider what action might be taken, including the investment of all of the Assets of the Portfolio in another pooled investment entity having substantially the same investment objective as the Portfolio, or retention of an investment advisor to manage the Portfolio's Assets in accordance with its investment policies.

    While the approval of the Series' investors would not be required to change certain of its investment policies, any change in the Series' investment objective and fundamental investment limitations would require such approval. The Portfolio, as an investor in the Series, will have the right to vote the shares of the Series that it holds. Whenever the Portfolio, as an investor in the Series, is asked to vote on a shareholder proposal, the Directors of the Fund will solicit voting instructions from the Portfolio's shareholders with respect to the proposal. The Directors of the Fund will then vote the Portfolio's shares in the Series in accordance with the voting instructions received from the Portfolio's shareholders. The Directors of the Fund will vote shares of the Portfolio for which they receive no voting instructions in accordance with their best judgment. Institutional investors that have a greater pro rata ownership interest in the Series than the Portfolio could have effective voting control over operation of the Series.

    The Trust has its own Board of Trustees, including a majority of trustees who are not "interested persons," as defined by the 1940 Act, of the Trust. The Board of Trustees of the Trust is primarily responsible for the overall management of each Series and for electing officers who are responsible for administering the day-to-day operations of the Trust.

    Shares in the Trust have no preemptive or conversion rights, and are fully paid and nonassessable. The Trust is not required to hold annual meetings of its investors, but the Trust will hold special meetings of investors when, in the judgment of its trustees, it is necessary or desirable to submit matters for an investor vote. Investors in the Trust have, under certain circumstances (e.g., upon application and submission of certain specified documents to the trustees by a specified number of investors), the right to communicate with other investors in the Trust in connection with requesting a meeting of investors in the Trust for the purpose of removing one or more of the trustees. Investors in the Trust also have the right to remove one or more trustees at any meeting of shareholders by a vote of two-thirds of the outstanding shares. Upon liquidation of the Trust, investors in a Series would be entitled to share pro rata in the net assets of the Series available for distribution to investors.

    If the Proposal is approved, the Portfolio will invest all of its Assets in the Series, and the Portfolio will no longer require investment advisory services. For this reason, the existing investment advisory agreement between the Fund and DFA with respect to the Portfolio would be terminated. Under the existing investment advisory agreement, DFA also provides certain administrative services that will continue to be provided to the Portfolio after it invests in the Series. Pursuant to the existing investment advisory agreement, the Portfolio pays DFA a fee at an annual rate of .50% of the Portfolio's average net assets. The Board of Directors of the Fund has approved a new administration agreement with DFA, on behalf of the Portfolio, for the provision of certain administrative services to the Portfolio. Under this agreement, DFA will be compensated for providing administrative services at an annual rate of .40% of the average net assets of the Portfolio. The investment advisory agreement with respect to the Portfolio will terminate and the administration agreement with respect to the Portfolio will take effect at such time as the Portfolio invests its Assets in the Series.

    The assets of the Series will be managed pursuant to an individual investment management agreement with DFA. Under this agreement, DFA will charge the Series an investment management fee equal, on an annual basis, to .10% of the average net assets of the Series. The rate of the management fee under the new investment management agreement with the Series and the rate of the administration fee under the new administration agreement with the Portfolio, in total, are equal to the rate of the Portfolio's present investment management fee.

    The following table shows the anticipated expenses of the Portfolio for the Fund's current fiscal year ending November 30, 1997, based on expenses that were incurred during the fiscal year ended November 30, 1996, and a pro forma adjustment thereof assuming that the Portfolio had invested all of its Assets in the Series for the entire year. The pro forma adjustment assumes that: (i) there were no investors in the Series other than the Portfolio; and (ii) the average assets of the Series and Portfolio during the year were the same.

                              ANTICIPATED EXPENSES
                  FOR THE FISCAL YEAR ENDING NOVEMBER 30, 1997

                                                                                                PRO FORMA EXPENSES
                                                                             PORTFOLIO   ---------------------------------
                                                                               ONLY*      PORTFOLIO    SERIES      TOTAL
                                                                            -----------  -----------  ---------  ---------
Shareholder Transaction Expenses..........................................        None         None        None       None
Annual Operating Expenses:
(as a percentage of average net assets)
  Management Fee..........................................................       0.50%        0.00%       0.10%      0.10%
  Administration Fee......................................................       0.00%        0.40%       0.10%      0.40%
  Other Expenses**........................................................       0.10%        0.01%       0.09%      0.10%
Total Operating Expenses..................................................       0.60%        0.41%       0.19%      0.60%

------------------------

* This column shows the anticipated expenses of the Portfolio for the current fiscal year ending November 30, 1997. If the proposed investment by the Portfolio in the Series does not occur for any reason, the Portfolio's total operating expenses for the current fiscal year are expected to be as indicated in this column.

** Other Expenses include transfer agent and custodian fees, legal and auditing fees, filing fees, insurance premiums, and other normal operating expenses for a mutual fund.

EXAMPLE

    Currently, you would pay the following transaction and annual operating expenses on a $1,000 investment in the Portfolio assuming a 5% annual return over each of the following time periods and redemption at the end of each time period.

             1 YEAR       3 YEARS      5 YEARS     10 YEARS
           -----------  -----------  -----------  -----------
            $       6    $      19    $      33    $      75

You would pay the following expenses on the same investment assuming the proposed investment of the Portfolio's Assets in the Series of the Trust:

             1 YEAR       3 YEARS      5 YEARS     10 YEARS
           -----------  -----------  -----------  -----------
            $       6    $      19    $      33    $      75

TAX CONSIDERATIONS

    The transfer of Assets of the Portfolio to the Series is not expected to have any adverse tax effects on the Portfolio. The transfer of the Portfolio's Assets to the Series in exchange for shares of beneficial interest in the Series is, in the opinion of Stradley, Ronon, Stevens & Young, LLP, counsel to the Fund, expected to be a tax-free event, and, therefore, will not result in the recognition of any taxable gain (or loss) to the Portfolio.

    The Portfolio has elected, and intends to continue to qualify, to be treated as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). By the Portfolio distributing all of its income, and to the extent the Series on behalf of the Portfolio satisfies certain other requirements relating to the sources of its income and diversification of its assets, the Portfolio will not be liable for federal income or excise taxes. The Series also intends to qualify and elect to be treated as a "regulated investment company" under the Code and, therefore, is not expected to be liable for any federal income or excise taxes to the extent the Series distributes all of its income and satisfies certain other requirements. The Portfolio will receive income in the form of income dividends paid by the Series. This income, less the expenses incurred in operations, is the Portfolio's net investment income from which dividends are distributed to the Portfolio's shareholders. The Portfolio also may receive capital gains distributions from the Series and may realize capital gains upon the redemption of the shares of the Series. Any net realized capital gains of the Portfolio will be distributed to the Portfolio's shareholders.

EVALUATION BY THE DIRECTORS

    The Board of Directors of the Fund has considered the proposal to change or eliminate the investment limitations of the Portfolio, as set forth below, so as to enable the Portfolio to invest its Assets in the Series. The Board's decision, in part, was based on the fact that the Proposal does not entail any increase in the rate of fees to be borne by the Portfolio for DFA's services, both directly and indirectly through investment in the Series, and their understanding that the level of services provided will not decrease.

    In addition, the Trust intends to offer shares of the Series to other institutional investors. If the Trust is successful in attracting institutional investments, certain benefits might accrue to the Portfolio which might not otherwise be available. For example, the assets of the Series would be larger than the assets of the Portfolio, thereby enabling the Series to take advantage of investment opportunities not available to smaller pools of assets. These opportunities would include seeking larger block trades at more advantageous prices and participating in securities transactions of larger denominations, thereby reducing the relative amount of certain transaction costs in relation to the total size of the transaction. In addition, certain operating costs tend to increase at a lower rate than the rate of asset growth and, therefore, if asset growth is achieved, the Portfolio should benefit from the cost structure of the Series and would be in a position to pass on such benefits to the Portfolio's shareholders.

    The Board of Directors considered the following risks which are attendant to the proposed investment of the Portfolio's Assets in the Series. While investment in the Series by other institutional investors offers potential benefits to the Series and, through its investment in the Series, the Portfolio also, institutional investment in the Series also entails the risk that economies and expense reductions might not be achieved, and additional investment opportunities, such as increased diversification, might not be available if other institutions do not invest in the Series. Also, if an institutional investor were to redeem its interest in the Series, the remaining investors in the Series could experience higher pro rata operating expenses, thereby producing lower returns, and the Series' security holdings may become less diverse, resulting in increased risk. Institutional investors that have a greater pro rata ownership interest in the Series than the Portfolio could have effective voting control over the operation of the Series.

    Further, if the Series changes its investment objective in a manner which is inconsistent with the investment objective of the Portfolio and the shareholders of the Portfolio fail to approve a similar change in the investment objective of the Portfolio, the Portfolio would be forced to withdraw its investment in the Series and either seek to invest its assets in another registered investment company with the same investment objective as the Portfolio, which might not be possible, or retain an investment advisor to manage the Portfolio's assets in accordance with its own investment objective, possibly at increased cost. A withdrawal by the Portfolio of its investment in the Series could result in a distribution in kind of portfolio securities (as opposed to a cash distribution) to the Portfolio. Should such a distribution occur, the Portfolio could incur brokerage fees or other transaction costs in converting such securities to cash in order to pay redemptions. In addition, a distribution in kind to the Portfolio could result in a less diversified portfolio of investments and could affect adversely the liquidity of the Portfolio. The Board also considered the inherent market and credit risks associated with investments in the Series and believes that investment in the Series involves the same inherent market and credit risks as are now associated with the Portfolio's direct investment in securities.

    Finally, the Portfolio's investment in the shares of a registered investment company such as the Trust is relatively new and results in certain operational and other complexities. However, the Board believes that the benefits to be gained by shareholders outweigh the additional complexities and the risks attendant to such investment.

    Accordingly, the Board of Directors of the Fund, including the Directors who are not "interested persons" of the Fund, as defined by the 1940 Act, decided that it would be in the best interests of the Portfolio and its shareholders to change or eliminate certain of the Portfolio's fundamental investment limitations, as outlined below, to permit investment of the Portfolio's Assets in the Series. Corresponding changes would be made to the Fund's By-Laws, which contain a statement of the Portfolio's investment limitations. The 1940 Act requires changes to a mutual fund's fundamental investment limitations to be approved by shareholders.

SPECIFIC CHANGES

    The following investment limitations are numbered as they appear in the Statement of Additional Information relating to the Portfolio. Each limitation is a fundamental policy of the Portfolio and prohibits it from investing its Assets in the Series. Investment limitations (3), (7) and (12) are proposed to be changed so as to permit the Portfolio to invest all or substantially all of its assets in another registered open-end investment company having the same investment objective, policies and limitations as the

Portfolio. Investment limitations (9), (10), (11) and (16) are proposed to be eliminated because the 1940 Act does not require a mutual fund to have these limitations expressed as a fundamental policy.

    The Portfolio will not:

     3. As to 100% of its total assets, invest in the securities of any issuer (except obligations of the U.S. Government and its instrumentalities) if, as a result, more than 5% of the Portfolio's total assets, at market, would be invested in the securities of such issuer;

     7. Invest more than 10% of the value of its total assets in illiquid securities, which include certain restricted securities, repurchase agreements with maturities of greater than seven days, and other illiquid investments;

     9. Invest for the purpose of exercising control over management of any company;

    10. Invest its assets in securities of any investment company, except in connection with a merger, acquisition of assets, consolidation or reorganization;

    11. Invest more than 5% of its total assets in securities of companies which have (with predecessors) a record of less than three years' continuous operation;

    12. Acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; and

    16. Acquire more than 10% of any class of securities of any issuer.

    If the shareholders vote to approve the changes to, and elimination of, the foregoing investment limitations, the effect will be that the Portfolio will not be prohibited from investing all or substantially all of its assets in the shares of another registered, open-end investment company, such as the Series.

    Because the foregoing investment limitations are fundamental policies of the Fund, approval of these changes requires a 1940 Act Majority Vote.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL
                  OF PROPOSAL NO. 1 TO CHANGE THE PORTFOLIO'S
                   INVESTMENT LIMITATIONS AS DESCRIBED ABOVE.

                                  * * * * * *

                  PROPOSAL 2: TO APPROVE OR DISAPPROVE CERTAIN
                          REVISIONS TO THE PORTFOLIO'S
                       FUNDAMENTAL INVESTMENT LIMITATIONS

    The Portfolio's fundamental investment restrictions, as set forth in the Statement of Additional Information relating to the Portfolio, currently contain numerous restrictions against making certain types of investments based upon prohibitions in the 1940 Act, as well as the various state securities laws. On October 11, 1996, President Clinton signed the National Securities Markets Improvement Act of 1996. This new legislation created a national system of regulating mutual funds by pre-empting state blue sky laws that require the registration or qualification of such securities. As a result of this legislation, investment companies need not comply with state securities laws restricting an investment company's investments, and management of the Fund desires to eliminate all such restrictions with respect to the Portfolio. Accordingly, it is proposed that the following restrictions on the Portfolio's investment activities previously imposed by the state securities laws be eliminated:

    - purchasing or selling of financial futures contracts and options thereon;

    - purchasing or retaining securities of an issuer if those officers and directors of the Fund or the Advisor owning more than 1/2 of 1% of such securities together own more than 5% of such securities;

    - pledging, mortgaging or hypothecating any of the Portfolio's assets to an extent greater than 10% of its total assets at fair market value;

    - writing or acquiring options or interests in oil, gas or other mineral exploration, leases or development programs;

    - purchasing warrants, except as a result of corporate actions involving its holdings of other equity securities; and

    - selling securities short.

    At the present time, the Portfolio does not intend to engage in the foregoing investment activities, except with respect to pledges to secure permitted borrowings as described below under "Borrowing Policy." None of the foregoing restrictions that are proposed to be deleted are expected to have any material impact upon the Portfolio's continued operations or, if Proposal No. 1 is approved, the investment of its Assets in the Series.

DIVERSIFICATION POLICY

    In response to the policies of certain states in connection with the registration of the shares of the Portfolio, the Portfolio adopted the following fundamental investment policies with respect to the diversification of its assets at the time it commenced operations: "As to 100% of the Portfolio's assets, it will not invest in the securities of any issuer (except obligations of the U.S. Government and its instrumentalities) if, as a result, more than 5% of the Portfolio's total assets, at market, would be invested in the securities of such issuer; and, as to 100% of its assets, it will not acquire more than 10% of any class of securities of any issuer." These investment policies are more restrictive than the 1940 Act's requirement for a diversified investment company, such as the Portfolio. Management of the Fund wishes to revise the Portfolio's policy with respect to the diversification of the Portfolio's assets so that it is consistent with the requirements of the 1940 Act. Specifically, the 1940 Act's 5% and 10% limitations on investment by a fund in the securities of a single issuer apply only as to 75% of a fund's assets. In addition, the 10% limitation on the acquisition of the securities of a single issuer only applies to the "voting" securities of the issuer. Consequently, it is proposed that the Portfolio's investment limitations be revised to provide that, as to 75% of the Portfolio's assets, it will not invest in the securities of any issuer (except obligations of the U.S. Government and its instrumentalities) if, as a result, more than 5% of the Portfolio's total assets, at market, would be invested in the securities of such issuer; and, as to 75% of the Portfolio's assets, it will not acquire more than 10% of the voting securities of any issuer.

BORROWING POLICY

    Management of the Fund wishes to revise the Portfolio's policy with respect to borrowing. Currently, the Portfolio's fundamental investment policy in this regard states that it will not "borrow, except from banks and as a temporary measure for extraordinary or emergency purposes and then, in no event, in excess of 5% of the Portfolio's gross assets valued at the lower of market or cost." This borrowing policy is more restrictive than the provisions relating to permissible borrowings contained in the 1940 Act for an open-end investment company, such as the Portfolio. Management of the Fund wishes to revise the Portfolio's policy with respect to borrowing. Specifically, it is proposed that the Portfolio's investment limitation with respect to borrowing be revised to provide that it may "borrow amounts not exceeding 33% of its net assets from banks and pledge not more than 33% of such assets to secure such loans." As is currently the case, the Portfolio would continue to be permitted to borrow from banks as a temporary measure for extraordinary or emergency purposes, such as to make redemption payments. However, the proposed increase in the amount the Portfolio would be permitted to borrow would provide it with greater flexibility in certain circumstances. For example, an increase in the amount the Portfolio is permitted to borrow would enable the Portfolio to satisfy a large redemption request without having to sell its portfolio securities at an inopportune time in order to meet such a request. Consequently, it is proposed that the Portfolio's borrowing policy be revised in order to provide it with this greater flexibility.

ILLIQUID SECURITIES POLICY

    Management of the Fund also wishes to revise the Portfolio's policy with respect to its investment in illiquid securities. At the time the Portfolio commenced operations, it was the position of the Securities and Exchange Commission ("SEC") not to permit an open-end investment company to invest more than 10% of its assets in any combination of assets which are "illiquid." The Portfolio adopted this SEC position as a fundamental investment restriction. Generally, an asset is considered to be illiquid if disposition of the asset is restricted by law, if there is no readily available market for the asset, or if the proceeds of a sale or liquidation of the asset would not be available to the selling fund in seven days at approximately the value at which the fund has valued the investment. The SEC subsequently relaxed its position in this regard and it is the SEC's current position that the limit on holdings of illiquid assets by investment companies is 15% of its net assets. Accordingly, it is proposed that the Portfolio's investment restriction with respect to illiquid securities be revised so that it is consistent with the current SEC position.

    There is no present intention to modify the manner in which the Portfolio is managed in light of the proposed changes to the Portfolio's policies with respect to diversification, borrowing and illiquid securities. Consequently, these proposed changes in policy are not expected to have any material impact upon the Portfolio's continued operations.

    If this Proposal is approved by shareholders, corresponding changes would be made to the Fund's By-Laws, which contain a statement of the Portfolio's investment limitations.

    Because each of the foregoing investment limitations are fundamental policies of the Portfolio, approval of these changes requires a 1940 Act Majority Vote.

                 THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY
           RECOMMENDS THAT THE SHAREHOLDERS OF THE PORTFOLIO VOTE TO
              APPROVE THE REVISIONS TO THE PORTFOLIO'S INVESTMENT
                         LIMITATIONS AS DESCRIBE ABOVE.

                                 OTHER MATTERS

OTHER INFORMATION

    PFPC Inc. serves as the accounting services, dividend disbursing and transfer agent for the Portfolio and is located at 400 Bellevue Parkway, Wilmington, DE 19809. The Fund acts as distributor of each series of its own shares of stock. The Fund has entered into an agreement with DFA Securities Inc., a wholly-owned subsidiary of the Advisor, pursuant to which DFA Securities Inc. is responsible for supervising the sale of each series of shares of the Fund. No compensation is paid by the Fund to DFA Securities Inc. under this agreement. DFA Securities Inc. is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

SHAREHOLDER REPORTS

    The most recent Annual Report for the Fund is available at no cost to shareholders of the Portfolio upon request by contacting the Fund at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401 or returning the enclosed postage-paid card.

SHAREHOLDER PROPOSALS

    Any shareholder who desires to submit a shareholder proposal may do so by submitting such proposal in writing, addressed to the Secretary of the Fund, at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401 within a reasonable time prior to the solicitation. Ordinarily, the Fund does not hold shareholders' meetings.

                                          By Order of the Board of Directors

                                          IRENE R. DIAMANT
                                          SECRETARY

September 25, 1997

BY SIGNING AND DATING THE BACK OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR IF NOT MARKED TO VOTE "FOR" EACH PROPOSAL, AND TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

                      DFA INVESTMENT DIMENSIONS GROUP INC.
         PROXY FOR SPECIAL MEETING OF SHAREHOLDERS -- NOVEMBER 15, 1997

THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS MICHAEL T. SCARDINA, IRENE R. DIAMANT AND CATHERINE NEWELL, OR ANY OF THEM, WITH POWER OF SUBSTITUTION, AS PROXIES TO APPEAR AND VOTE ALL OF THE SHARES OF STOCK STANDING IN THE NAME OF THE UNDERSIGNED ON THE RECORD DATE AT THE SPECIAL MEETING OF SHAREHOLDERS OF U.S. 9-10 SMALL COMPANY PORTFOLIO OF DFA INVESTMENT DIMENSIONS GROUP INC. TO BE HELD AT 1299 OCEAN AVENUE, 11TH FLOOR, SANTA MONICA, CALIFORNIA, ON THE 15TH DAY OF NOVEMBER, 1997 AT 8:00 A.M. PACIFIC COAST TIME, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF; AND THE UNDERSIGNED HEREBY INSTRUCTS SAID PROXIES TO VOTE AS INDICATED ON THIS PROXY CARD.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED IN THE FOLLOWING ITEM. IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED TO APPROVE EACH PROPOSAL. PLEASE REFER TO THE PROXY STATEMENT DISCUSSION OF THESE MATTERS. THIS PROXY IS SOLICITED ON BEHALF OF THE FUND'S BOARD OF DIRECTORS.

                                                         FOR    AGAINST  ABSTAIN
1. TO APPROVE CHANGES IN CERTAIN OF THE INVESTMENT
   LIMITATIONS OF U.S. 9-10 SMALL COMPANY PORTFOLIO
   TO PERMIT IT TO INVEST ALL OF ITS ASSETS IN AN
   OPEN-END, MANAGEMENT INVESTMENT COMPANY HAVING THE
   SAME INVESTMENT OBJECTIVE, POLICIES AND
   LIMITATIONS AS THE PORTFOLIO.


                                                         FOR    AGAINST  ABSTAIN
2. TO APPROVE OR DISAPPROVE REVISIONS TO THE
   PORTFOLIO'S FUNDAMENTAL INVESTMENT LIMITATIONS.

                                           _____________________________________
                                                         SIGNATURE
                                           _____________________________________
                                                  SIGNATURE (JOINT OWNER)
                                           _____________________________________
                                                           DATE

                                           PLEASE DATE AND SIGN NAME OR NAMES TO
                                           AUTHORIZE THE VOTING OF YOUR SHARES
                                           AS INDICATED ABOVE. WHERE SHARES ARE
                                           REGISTERED WITH JOINT OWNERS, ALL
                                           JOINT OWNERS SHOULD SIGN. PERSONS
                                           SIGNING AS AN EXECUTOR,
                                           ADMINISTRATOR, TRUSTEE OR OTHER
                                           REPRESENTATIVE SHOULD GIVE FULL TITLE
                                           AS SUCH.